Upon recording return to:

Heritage Title Company
National Commercial Services
1401 17th Street, Suite 1000
Denver, CO 80202

STATE OF COLORADO
COUNTY OF LARIMER

DEED OF TRUST AND SECURITY AGREEMENT

THIS DEED OF TRUST AND SECURITY AGREEMENT is made this 25th day of February, 2010, by and between BLUE RIDGE REAL ESTATE COMPANY (hereinafter called "Grantor") whose address is: P.O. Box 707, Blakeslee, Pennsylvania 18610 and the PUBLIC TRUSTEE OF LARIMER COUNTY, COLORADO (hereinafter called "Trustee") of the County in which the Property (as hereinafter defined) is situated, for the benefit of THE STEPHEN A. GROVE DESCENDANTS TRUST, whose address is P.O. Box 1807, Covington, Georgia 30015, (hereinafter called "Grantee").

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the trust herein created and the loan to Grantor by Grantee resulting in the indebtedness which is hereinafter more particularly described, and in order to secure that loan and payment of the note evidencing the same, Grantor hereby grants, bargains, conveys, transfers, assigns and sells unto Trustee in trust, with power of sale, the following:

ALL THAT TRACT OR PARCEL OF LAND being Lot 4, Fort Collins Retail Center, P.U.D. to the City of Fort Collins, County of Larimer, State of Colorado.

TOGETHER WITH: (i) all buildings, structures and other improvements now or hereafter located on the Property or on any part or parcel of the Property (hereinafter called the "Improvements"); (ii) all and singular the tenements, hereditaments, easements and appurtenances belonging to the Property or in anywise appertaining to the Property, and the reversion or reversions, remainder or remainders thereof; (iii) all income, revenues and profits now or hereafter accruing from, and all accounts and contract rights now or hereafter arising in connection with, the Property or any part or parcel of the Property or any of the Improvements; (iv) all minerals, flowers, crops, trees, timber, shrubbery and other emblements now or hereafter located on the Property or under the Property or on or under any part or parcel of the Property; (v) all estates, rights, title and interest in the Property, or in any part or parcel of the Property; (vi) all equipment, machinery, apparatus, fittings, furniture, furnishings and personal property of every kind or description whatsoever now or hereafter located on the Property or on any part or parcel of the Property or in or on any of the Improvements, and used in connection with the operation or maintenance of the Property or any of the Improvements, all accessions and additions to and replacements of the foregoing and all proceeds (direct and remote) of the foregoing, including without limitation all plumbing, heating, lighting, ventilating, refrigerating, water-heating, incinerating, air-conditioning and heating, and sprinkling equipment and systems, and all screens, awnings and signs; (vii) all fixtures (including all trade, domestic and ornamental fixtures) now or hereafter on the Property or on any part or parcel of the Property or in or on any of the Improvements, whether actually or constructively attached or affixed, including without limitation all plumbing, heating, lighting, ventilating, refrigerating, water-heating, incinerating, air-conditioning and heating, and sprinkling fixtures, and all screens, awnings and signs which are fixtures; (viii) all building materials, supplies, goods, machinery and equipment delivered to the Property and placed on the Property for the purpose of being affixed to or installed or incorporated or otherwise used in or on the Property or any part or parcel of the Property or any of the Improvements, and all accessions and additions to and replacements of the foregoing and all proceeds (direct or remote) of the foregoing; (ix) all payments, awards, judgments and settlements (including interest thereon) to which Grantor may be or become entitled as a result of the exercise of the right of eminent domain with respect to the Property or any part or parcel of the Property or any of the Improvements; and (x) all policies of insurance which insure against loss or damage to any property described above and all proceeds from and payments under such policies. The Property and all of the foregoing are hereinafter sometimes collectively called the "Premises".

TO HAVE AND TO HOLD the Premises to the only proper use, benefit and behoof of Grantee, forever, in fee simple.

GRANTOR WARRANTS that Grantor has good and marketable fee simple title to the Premises, that Grantor is lawfully seized and possessed of the Premises, that Grantor has the right to convey the Premises, that the Premises are unencumbered except as may be herein expressly provided and that Grantor shall forever warrant and defend the title to the Premises unto Grantee against the claims of all persons whomsoever.

This Deed of Trust is made and intended to secure payment and performance of: (i) an indebtedness of Grantor to Grantee evidenced by that certain Promissory Note of even date herewith, made by Grantor and payable to the order of Grantee, in the stated principal amount of Six Hundred Seventy Thousand and 00/100 ($670,000.00) Dollars (the "Indebtedness") bearing interest and default interest and payable as therein provided with all principal and any accrued and unpaid interest being due and payable in full on February 28, 2015, if not sooner paid (hereinafter called the "Note"); (ii) any and all renewals, extension or extensions, modification or modifications of the Note, and substitution or substitutions for the Note, either in whole or in part; (iii) all advances, if any, made by Grantee pursuant to the terms of this Deed of Trust; (iv) all expenses incident to the collection of the Indebtedness secured by this Deed of Trust; (v) all duties and obligations of Grantor under this Deed of Trust; and (vi) all indebtedness now or hereafter owing by Grantor to Grantee, however or whenever created, incurred, arising or evidenced, whether direct or indirect, primary or secondary, joint or several, absolute or contingent, or due or to become due, and whether from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred, and any and all renewal or renewals, extension or extensions, modification or modifications of said indebtedness, and substitution or substitutions for said indebtedness, either in whole or in part.

ARTICLE I
COVENANTS OF GRANTOR

Section 1.01. Junior Encumbrances. Without the prior written consent of Grantee, which consent Grantee may give, deny or condition in its reasonable discretion, Grantor shall not create or permit to exist any liens or encumbrances on the Premises which are junior and inferior in terms of priority to this Deed of Trust.

Section 1.02. Payments by Grantor. Grantor shall pay, when due and payable: (i) the Indebtedness in accordance with the terms and conditions of the instruments evidencing the same; (ii) all taxes, all assessments, general or special, and all other charges levied or imposed upon or assessed or placed or made against the Premises, this Deed of Trust, the Note or the Indebtedness or any interest of Grantee in the Premises, this Deed of Trust, the Note or the Indebtedness; (iii) premiums on policies of fire and casualty insurance covering the Premises required by this Deed of Trust or now or hereafter required by Grantee; (iv) premiums on all life insurance policies now or hereafter pledged as collateral for the Indebtedness or any part thereof; (v) premiums on all liability, rental, rental value, business interruption mortgage and flood insurance policies required by this Deed of Trust or now or hereafter required by Grantee in connection with the Premises or the Indebtedness or any part of either; and (vi) all ground rents, lease rentals and other payments respecting the Premises payable by Grantor. Grantor shall promptly deliver to Grantee, upon request by Grantee, receipts showing payment in full of all of the foregoing items, other than the Indebtedness. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws in force governing the taxation of the Indebtedness or the manner of collecting such taxes so as to adversely affect Grantee, Grantor will promptly pay any such tax on or before the date it is due if, in the opinion of counsel for Grantee, Grantee is not prohibited by any such law, order, rule or regulation from requiring such payment by Grantor. If, in the opinion of counsel for Grantee, Grantee is prohibited by any such law, order, rule or regulation from requiring such payment by Grantor, then, at Grantee's option, Grantor shall be in default under this Deed of Trust as if an event of default had occurred, and Grantee may exercise any or all of the rights and remedies Grantee has upon the occurrence of a default under this Deed of Trust.

Section 1.03. Grantee's Acts on Behalf of Grantor. In the event Grantor shall either fail or refuse to payor cause to be paid, as the same shall become due and payable, any item (including all items specified in Section 1.02 hereof) which Grantor is required to pay hereunder or which Grantor may pay to cure a default under this Deed of Trust, or in the event Grantor shall either fail or refuse to do or perform any act which Grantor is obligated to do or perform under this Deed of Trust or which Grantor may do or perform to cure a default under this Deed of Trust, or in the event Grantee shall be required, or shall find it necessary or desirable in Grantee's discretion, to defend, enforce or protect any of the rights and benefits accruing to Grantee under any provision of this Deed of Trust (including, without limitation, Grantee's interest in the Premises, insurance and condemnation proceeds and the Rents,) then Grantee, at Grantee's option, may make such payment or do or perform such act on behalf of Grantor, or proceed in any manner to defend, enforce or protect any such rights and benefits. All such payments made by Grantee and all reasonable costs and expenses incurred by Grantee in doing or performing all such acts shall be and shall become part of the Indebtedness and shall bear interest at the rate per annum two (2) percentage points in excess of the highest rate of interest then being charged with respect to any portion of the Indebtedness from the date paid or incurred by Grantee, and the interest thereon shall also be part of the Indebtedness.

Section 1.04. Further Assurances. Grantor shall at any time, and from time to time, upon request by Grantee, make, execute and deliver, or cause to be made, executed and delivered, any and all other and further instruments, documents, certificates, agreements, letters, representations and other writings as may be necessary or desirable, in the opinion of Grantee, in order to effectuate, complete, correct, perfect or continue and preserve the liability and obligation of Grantor for payment of the Indebtedness and the lien, security interest and security title of Grantee under this Deed of Trust. Grantor shall, upon request by Grantee, certify in writing to Grantee, or to any proposed assignee of this Deed of

Trust, the amount of principal and interest then owing on the Indebtedness and whether or not any setoffs or defenses exist against all or any part of the Indebtedness.

Section 1.05. Maintenance and Repair. Grantor shall maintain the Premises in good condition and repair, shall not commit or suffer any actual or threatened waste to the Premises, and shall comply with, or cause to be complied with, all statutes, ordinances, rules, regulations and directives of any governmental authority (hereinafter called "Laws") relating to the Premises or any part thereof or the use or occupancy of the Premises or any part thereof. No part of the Premises, including but not limited to any of the Improvements, shall be removed, demolished or materially altered without the prior written consent of Grantee. If at any time during the continuance of the Indebtedness any addition, alteration, change, repair, reconstruction or other work on the Premises, of any nature, structural or otherwise, becomes necessary or desirable because of damage to or destruction of the Premises or any part thereof, the entire expense thereof, regardless of when the same shall be incurred or become due, shall be the sole obligation and responsibility of Grantor, and Grantor shall pay the entire expense thereof promptly when due. Grantor shall not initiate, join in, consent to or acquiesce in any change in any private restrictive covenant, zoning ordinance or other public or private restriction limiting or defining the use which may be made of the Premises or any part thereof.

Section 1.06. Insurance. Grantor shall keep the Premises insured against loss or damage by fire and such other casualties and risks as the Grantee may require from time to time. The insurance maintained by Grantor may, at Grantee's option, include rental, rental value and business interruption insurance. Such policies shall be written by such companies, in such amounts and under such forms of policies as Grantee may approve. Such policies shall insure Grantee's interest in the Premises, name Grantee as an insured party thereunder, provide that losses thereunder shall be payable to Grantee pursuant to such forms of loss payable clauses as Grantee may approve and provide that no cancellation or reduction in coverage shall be effective unless the insurer first gives Grantee thirty (30) days prior written notice. Irrespective of the insurance required and approved by Grantee hereunder, the security interest of Grantee hereunder shall cover all policies of insurance which insure against loss or damage to the Premises, and the proceeds from any and all such policies. Grantor shall also procure and maintain general comprehensive public liability insurance coverage with such companies, in such amounts and under such forms of policies as Grantee may approve, naming Grantee as an additional insured thereunder and providing that no cancellation or reduction in coverage thereunder shall be effective unless the insurer first gives Grantee thirty (30) days prior written notice. Forthwith upon the issuance of all such policies, Grantor shall deliver the same to Grantee together with evidence satisfactory to Grantee that the premiums have been paid. Within fifteen (15) days prior to the expiration date of each such policy, Grantor shall deliver to Grantee a renewal policy together with evidence satisfactory to Grantee that the premium therefor has been paid. In the event of a foreclosure and sale by Grantee of the Premises, the purchaser of the Premises shall succeed to all rights of Grantor in and to such policies, including the right to the refund of unearned premiums and to dividends thereunder, and Grantee may, at Grantee's election, assign and deliver the policies to such purchaser without any warranty or representation, express or implied, and without recourse. In the event of damage to or destruction of the Premises or any part thereof, Grantee may adjust, settle or compromise claims under such policies, and the proceeds therefrom shall be paid to Grantee. Grantee, at Grantee's option and in Grantee's sole discretion, may either (i) apply the proceeds or any part thereof to payment of the Indebtedness, in such order as Grantee may determine, or (ii) require Grantor to repair, replace or reconstruct the Premises or any part thereof and disburse the proceeds to Grantor to be applied against the reasonable costs and expenses thereof as incurred or paid by Grantor, pursuant to a disbursement procedure, and under such other terms and conditions, as shall be acceptable to Grantee; provided, however, if Grantor is not in default, or with notice, the passage of time or both would be in default, under this Deed of Trust or any other document or agreement with Grantor, then Grantee shall elect option (ii) above.

Section 1.07. Inventory of Personal Property. In the event of the early termination of the existing Lease Agreement for the Premises with AmRest, LLC, as tenant, then upon request of Grantee, Grantor shall deliver to Grantee an inventory describing and showing the make, model, serial number and location of all fixtures and personal property used in the management, maintenance and operation of the Premises with a certification by Grantor that said inventory is a true and complete schedule of such fixtures and personal property used in the management, maintenance and operation of the Premises and that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Premises, and that such items are owned by Grantor free and clear of any security interests, liens, conditional sales contracts or title retention arrangements, other than the lien and security interest of this Deed of Trust.

Section 1.08. Condemnation. Notwithstanding any injury or damage to, or loss of, the Premises or any part thereof as a result of the exercise of the right of eminent domain, Grantor shall continue to pay the Indebtedness. All sums paid or payable to Grantor by reason of any injury or damage to, or loss of, the Premises or any part thereof as a result of the exercise of the right of eminent domain shall be delivered to Grantee and Grantee, at Grantee's option and at Grantee's sole discretion, may either (i) apply the sum or any part thereof to payment of the Indebtedness, in such order as Grantee may determine, or (ii) require Grantor to repair, replace or reconstruct the Premises or any part thereof and disburse such sums to Grantor to be applied against the reasonable costs and expenses thereof as incurred or paid by Grantor pursuant to a disbursement procedure, and under such other terms and conditions, as shall be acceptable to Grantee.

Section 1.09. Inspection. Grantor shall permit any person designated by Grantee to visit and inspect the Premises, to examine the books of account and other records of Grantor with respect to the Premises, and to discuss the affairs, finances and accounts of Grantor with and to be advised as to the same by Grantor or a knowledgeable and duly authorized representative of Grantor, all at such reasonable times and intervals as Grantee may desire.

Section 1.10. Restriction on Transfer. Without the prior written consent of Grantee thereto (which consent may be granted or withheld at Grantee's sole and absolute discretion) and the recordation of such consent in the public deed records of the County in which the Premises or any part thereof is located, prior to the cancellation, satisfaction and release by Grantee of this Deed of Trust, neither Grantor nor any party comprising Grantor shall grant, bargain, sell, convey, transfer, assign or exchange all or any portion of the Premises or the interest of Grantor or such other party in the Premises. The foregoing proscription shall apply to any sale, conveyance, transfer, assignment or exchange, whether made with or without consideration, and whether arising voluntarily or involuntarily, by reason of merger, consolidation or reorganization, by operation of law, or otherwise. Notwithstanding the foregoing provisions, or any other provision of this Deed of Trust to the contrary, Grantor shall have the right to prepay the Indebtedness, without penalty or premium, as provided in the Note.

Section 1.11. Subrogation. Grantee shall be subrogated to all right, title, equity, liens and claims of all persons to whom Grantee has paid or pays money in settlement of claims, liens, encumbrances or charges or in the acquisition bf any right or title for Grantee's benefit under this Deed of Trust or for the benefit and account of Grantor.

Section 1.12. Flood Insurance. Grantor represents and certifies to Grantee that no part of the Premises lies within a "special flood hazard area" as defined and specified by the United States Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973. In the event Grantee determines that the rules or regulations of the Federal Reserve Board, the Comptroller of the Currency or any other governing agency licensing or regulating the operations of Grantee require that flood insurance coverage be obtained for the Premises or any part thereof in order for Grantee to comply with such rules or regulations or with the Flood Disaster Protection Act of 1973 as then in effect, then Grantor, upon receiving written notice from Grantee of such determination: (i) shall promptly purchase and pay the premiums for such flood insurance policies as Grantee deems required by such agency or agencies and so that Grantee shall be deemed in compliance with the rules and regulations of such agency or agencies and with the Flood Disaster Protection Act of 1973 as then in effect; and (ii) shall deliver such policies to Grantee together with evidence satisfactory to Grantee that the premiums therefor have been paid. Such policies of flood insurance shall be in a form satisfactory to Grantee, shall name Grantee as an insured thereunder, shall provide that losses thereunder be payable to Grantee pursuant to such forms of loss payable clause as Grantee may approve, shall be for an amount at least equal to the Indebtedness or the maximum limit of coverage made available with respect to the Premises under the National Flood Insurance Act of 1968, as amended, whichever is less, and shall be non-cancelable as to Grantee except upon thirty (30) days prior written notice given by the insurer to Grantee. Within fifteen (15) days prior to the expiration date of each such flood insurance policy, Grantor shall deliver to Grantee a renewal policy or endorsement together with evidence satisfactory to Grantee that the premium therefor has been paid.

Section 1.13. Hazardous Materials Covenants.

(a)

Grantor hereby represents and warrants to and for the benefit of Grantee that the Premises will not be used or operated in any manner that will result in the storage, use, treatment, manufacture or disposal of any Hazardous Materials (hereinafter defined) upon the Premises or any portion thereof or which will result in Hazardous Materials Contamination (hereinafter defined). For purposes hereof, the term "Hazardous Materials" shall mean and refer to (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 D.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 D.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) any substance the presence of which on the Premises is prohibited by any Laws or by any other legal requirements affecting the Premises; (vi) petroleum based materials; and (vii) any other substance which is defined as hazardous, toxic, infectious or radioactive by any Laws or by any other legal requirements affecting the Premises. The term "Hazardous Materials Contamination" shall mean and refer to the unlawful contamination of the Premises, soil, surface water, ground water, air, or other elements on, or of, the buildings, facilities, soil, surface water, ground water, air, or other elements on, or of, any other property as a result of Hazardous Materials at any time emanating from the Premises.

(b)

In addition to and without limiting the generality of any other provisions of this Deed of Trust, Grantor shall and hereby does indemnify and hold Grantee harmless from and against any and all losses, damages, expenses, fees, claims, demands, causes of action, judgments, costs, and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, and costs and expenses of response, remedial and corrective work and other clean up activities, arising out of or in any manner connected with (i) the "release" or "threatened release" (as those terms are defined in CERCLA and the rules and regulations promulgated thereunder, as from time to time amended) by Grantor or Grantor's employees, agents, delegees, invitees, licensees, concessionaires, lessees, tenants, contractors or representatives, of any Hazardous Materials, or (ii) an occurrence of Hazardous Materials Contamination, arising out of or in any manner connected with the use or occupancy of the Premises; provided however, the Grantor shall not be obligated to indemnify the Grantee from claims or damages asserted against the Grantee if the circumstances giving rise to such claims arose subsequent to satisfaction in full of the Grantor's obligation under the Note. The provisions of this Section 1.14 shall survive any payment or satisfaction of the Indebtedness and any acquisition of the Premises by Grantee pursuant to the power of sale contained in this Deed of Trust, by conveyance in lieu of foreclosure or otherwise; and such provisions shall remain in full force and effect as long as the possibility exists that Grantee may suffer or incur any such losses, damages, expenses, fees, claims, demands, causes of action, judgments, costs and liabilities.

ARTICLE II
EVENTS OF DEFAULT

The following shall constitute events of default by Grantor hereunder:

Section 2.01. Payment of Indebtedness. If Grantor should fail to pay the Indebtedness or any part thereof when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or at a date fixed by reason of acceleration of the due date thereof or otherwise, and such failure continues beyond ten (10) days after the giving of written notice thereof by Grantee to Grantor.

Section 2.02. Other Payments and Terms. If Grantor should fail to make any payment (other than on the Indebtedness) required hereunder, or if Grantor should fail fully and completely to perform its duties and obligations under, or should violate or breach or fail fully and completely to observe, satisfy or comply with any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions set forth in, this Deed of Trust (and if such failure, breach or violation shall not have been cured within twenty (20) days after the giving of a written notice thereof by Grantee to Grantor, or, if such cannot be cured within such 20-day period and Grantor is diligently pursuing such cure, then within such longer period as is reasonable, but in no event longer than sixty (60) days following such notice), or any other instrument, document, agreement, letter or other writing now or hereafter evidencing or securing the Indebtedness or any portion thereof, or heretofore, concurrently herewith or in the future executed by Grantor in favor of Grantee in connection with any transaction which resulted in the Indebtedness or any part thereof, including, without limiting the generality of the foregoing, the Note (and if such failure, breach or violation shall not have been cured within the periods, if any, provided therein).

Section 2.03. False Statements. If any certificate, representation, warranty, statement or other writing made herein or furnished to Grantee by or on behalf of Grantor in connection with any transaction which resulted in the Indebtedness or any part thereof should be false, untrue, incomplete or misleading in any material respect as of the date made; provided, however, Grantor shall be given twenty (20) days following written notice (or such longer period, up to sixty (60) days following notice, if Grantor is diligently pursuing such cure) to change such facts or circumstances so that the statements made shall be true, correct and complete.

Section 2.04. Adverse Change. Any material adverse change in the condition, financial or otherwise, of Grantor after the date of this agreement; or any damage to any part of the Premises which is not repaired promptly to the reasonable satisfaction of Grantee; or any taking of any part of the Premises in any eminent domain, condemnation or similar proceeding or the pendency of such proceeding which, in Grantee's reasonable judgment, materially affects the value or intended use of the Premises.

Section 2.05. Seizure or Levy. If the Premises or any part thereof should be seized or levied upon under legal process or a receiver should be appointed for the Premises or any part thereof.

Section 2.06. Liens. If any Federal tax lien or any claim of lien for labor or services performed or rendered or alleged to have been performed or rendered, or for materials supplied or furnished or alleged to have been supplied or furnished, or for architectural or engineering services performed or rendered or alleged to have been performed or rendered, in connection with the improvement of or with respect to the Premises should be filed of record against Grantor or the Premises and not be removed from record by payment or posting of bond within thirty (30) days from the date of such filing.

Section 2.07. Priority Claim. Should Grantor default under any of the provisions of the First in Priority Deed or if any claim of priority over this Deed of Trust should be asserted in any legal or equitable proceeding, and not be dismissed with prejudice within sixty (60) days after the filing thereof.

Section 2.08. Insolvency or Bankruptcy. If Grantor becomes insolvent as defined in the Colorado Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by Grantor seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Grantor commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by Grantor for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by Grantor seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Grantor seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Grantor or is not dismissed within thirty (30) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Grantor and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by Grantor or is not dismissed within thirty (30) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against Grantor for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by Grantor or is not dismissed within thirty (30) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Grantor seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Grantor or is not dismissed within thirty (30) days after the date upon which it was brought.

Section 2.09. Judgments. If any judgment should be rendered against Grantor and such judgment should not be paid in full and satisfied, or appealed from within the time allowed for appeals and be paid in full and satisfied when it becomes final.

Section 2.10. Dissolution or Liquidation. Should Grantor, if a corporation, be liquidated or dissolved or its articles of incorporation expire or be revoked, or, if a partnership or business association, be dissolved or partitioned, or, if a trust, be terminated or expire.

For the purposes of the events of default specified in sections 2.03, 2.05, 2.07, 2.08 and 2.09, the word "Grantor" shall specifically include, without limitation: (i) any party comprising Grantor, should more than one person or entity execute this Deed of Trust as Grantor; (ii) any person or entity now or hereafter liable, whether primarily, secondarily or contingently, for the payment of the Indebtedness or any part thereof including without limitation any principal, maker, endorser, guarantor or surety and the heirs, legal representatives, successors and assigns thereof; (iii) if Grantor or any party comprising Grantor be a general partnership or a limited partnership, any general partner thereof; and (iv) if Grantor or any party comprising Grantor be a joint venture, any joint venturer thereof.

ARTICLE III
REMEDIES AND POWER OF SALE

Upon the occurrence of an event of default, Grantor shall be in default hereunder. If Grantor shall be in default hereunder, Grantee may, at its option and election and without notice to Grantor, do anyone or more of the following:

Section 3.01. Acceleration of Indebtedness. Grantee may immediately declare all or any portion of the Indebtedness to be immediately due and payable, whereupon the same shall be and shall become due and payable forthwith without presentment, demand, protest or notice of any kind, all of which are expressly waived by Grantor.

Section 3.02. Entry and Possession. Grantee may enter upon the Premises or any part thereof and take possession thereof, excluding therefrom Grantor and all agents, employees and representatives of Grantor; employ a manager of the Premises or any part thereof; hold, store, use, operate, manage, control, maintain and lease the Premises or any part thereof; conduct business thereon; make all necessary and appropriate repairs, renewals and replacements; insure or keep the Premises insured; and carry out or enter into agreements of any kind with respect to the Premises.

Section 3.03. Payments. Grantee may pay any sum or sums deemed necessary or appropriate by Grantee to protect the Premises or any part thereof or Grantee's interest therein.

Section 3.04. Other Remedies. Grantee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing now or hereafter evidencing or securing the Indebtedness or any part thereof, or heretofore, concurrently herewith or in the future executed by Grantor in favor of Grantee in connection with any transaction resulting in the Indebtedness or any part thereof.

Section 3.05. Appointment of Receiver; Lender in Possession. Grantee or the holder of the Trustee's certificate of purchase shall be entitled to appoint a receiver for the

Property after acceleration, and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Grantor or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction ex parte application and without notice - notice being hereby expressly waived.

Section 3.06. UCC Remedies. With respect to the personal property and fixtures in which a security interest is herein granted, at Grantee's option, Grantee may exercise any or all of the rights accruing to a secured party under this instrument, the Uniform Commercial Code of Colorado, and any other applicable law. Grantor shall, if Grantee requests, assemble all such personal property and make it available to Grantee at a place or places, to be designated by Grantee, which shall be reasonably convenient to Grantor and Grantee. Any notice required to be given by Grantee of a public or private sale, lease or other disposition of the personal property or any other intended action by Grantee may be personally delivered to Grantor or may be deposited in the United States mail with postage prepaid duly addressed to Grantor at the address shown in the paragraph herein captioned "Notices", or at any other address theretofore designated by Grantor in writing to Grantee, at least five (5) business days prior to such proposed action, and shall constitute reasonable and fair notice to Grantor of any such action.

Section 3.07. Power of Sale. Upon Grantor's breach of any covenant or agreement of Grantor in this Deed of Trust which is not cured or remedied by Grantor within the applicable notice and grace period, at Grantee's option, all sums secured by this Deed of Trust shall be immediately due and payable. To exercise this option, Grantee may invoke the power of sale and any other remedies permitted by law. Grantee shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including but not limited to, reasonable attorney's fees.

If Grantee invokes the power of sale, Grantee shall give written notice to Trustee of such election. Trustee shall give such notice to Grantor of Grantor's rights as is provided by law. Trustee shall record a copy of such notice as required by law. Trustee shall advertise the time and place of the sale of the Property, for not less than four weeks in a newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Grantor and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Grantor, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Grantee's designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see the application of the purchase money.

The proceeds of each sale by Trustee hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith (including without limitation the actual fees and expenses of the Trustee's and Grantee's attorneys in connection therewith) then to the payment of the balance of the Indebtedness, and the remainder, if any, shall be paid to Grantor or to the parties entitled thereto by law. If the proceeds of any sale are not sufficient to pay the Indebtedness in full, Grantee shall determine, at Grantee's option and in Grantee's discretion, the portions of the Indebtedness to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney's fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

All of the foregoing rights and remedies are cumulative of and in addition to, and not restrictive of or in lieu of, any right or remedy provided for by statute, or now or hereafter existing at law or in equity. Grantee may, at Grantee's election and at Grantee's sole discretion, exercise each and every such right and remedy concurrently or separately or in any combination.

ARTICLE IV
ADDITIONAL PROVISIONS

The following terms and conditions shall constitute additional covenants and agreements by Grantor:

Section 4.01. Non-Residential Status of Premises. Grantor represents and warrants to Grantee that neither all of the Premises nor any part thereof is to be used as a dwelling place by Grantor at the time this Deed of Trust is entered into.

Section 4.02. Release. Upon payment of all sums secured by this Deed of Trust and in accordance with the terms of the Loan Agreement, Grantee shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Grantor shall pay all costs of recordation and shall pay the statutory Trustee's fees. If Grantee shall not produce the Note as aforesaid, then Grantee, upon notice in accordance with Section 4.07 from Grantor to Grantee, shall obtain, at Grantee's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

Section 4.03. Applicable Law. This Deed of Trust shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Colorado.

Section 4.04. Forbearance. Grantee shall not be deemed to waive any of Grantee's rights or remedies under this Deed of Trust unless such waiver be express in writing and signed by or on behalf of Grantee. No delay, omission or forbearance by Grantee in exercising any of Grantee's rights or remedies shall operate as a waiver of such rights or remedies. A waiver in writing on one occasion shall not be construed as a waiver of any right or any remedy on any future occasion.

Section 4.05. Time. Time is and shall be the essence of this Deed of Trust and the covenants and agreements by Grantor.

Section 4.06. Captions. Any captions or headings preceding the text of separate sections, paragraphs and sub-paragraphs hereof are solely for reference purposes and shall not affect the meaning, construction, interpretation or effect of the text.

Section 4.07. Notices. All notices, requests, demands and other communications under this Deed of Trust or the Note shall be in writing and shall be deemed to have been duly given: (i) to Grantor when personally delivered to any office of Grantor, (ii) to Grantee when personally delivered to an officer of Grantee authorized to receive such notices or (Hi) three (3) days after deposited in the United States Mail, certified mail with return receipt requested and with all postage prepaid, addressed as follows:

(a) To Grantee: THE STEPHEN A. GROVE DESCENDANTS TRUST

  P.O. Box 1807

  Covington, GA 30015

(b) To Grantor: BLUE RIDGE REAL ESTATE COMPANY

  P.O. Box 707

  Blakeslee, Pennsylvania 18610

Either party may, by written notice to the other, designate a different address for receiving notices hereunder; provided, however, that no change in Grantor's address for receiving notices hereunder shall be effective until Grantee has actually received notice thereof. The foregoing address of Grantor constitutes the mailing address of the debtor, and the foregoing address of Grantee constitutes an address of the secured party from which information concerning the security interest may be obtained.

Section 4.08. Severability. Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

Section 4.09. Definitions. The word "Grantor" as used herein shall include the heirs, legal representatives, successors and assigns of Grantor as if so specified at length throughout this Deed of Trust, and all covenants, agreements, duties, obligations, liabilities and responsibilities of Grantor shall be binding upon and enforceable against the heirs, legal representatives, successors and assigns of Grantor. The word "Grantor" as used herein shall also include all parties executing this Deed of Trust as Grantor, and each of them, who shall be jointly and severally liable under this Deed of Trust, should more than one Grantor execute this Deed of Trust; and shall include the masculine and feminine genders, regardless of the gender of Grantor or any of them, and shall include partnerships, corporations and other legal entities. The word "Grantee" as used herein shall include the transferees, successors, legal representatives and assigns of Grantee as if so specified at length throughout this Deed of Trust, and all rights of Grantee under this Deed of Trust shall inure to the benefit of the transferees, successors, legal representatives and assigns of Grantee.

Section 4.10. WAIVERS. GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF COLORADO OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED TO GRANTEE BY THIS DEED OF TRUST, AND WAIVES GRANTOR'S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE UNDER POWER DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS DEED OF TRUST ON THE GROUND (IF SUCH BE THE

CASE) THAT THE SALE WAS CONSUMMATED WITHOUT PRIOR NOTICE OR JUDICIAL HEARING OR BOTH. GRANTOR FURTHER HEREBY EXPRESSLY WAIVES ALL HOMESTEAD EXEMPTION RIGHTS, IF ANY, WHICH GRANTOR OR GRANTOR'S FAMILY MAY HAVE PURSUANT TO THE CONSTITUTION OF THE UNITED STATES, THE STATE OF COLORADO OR ANY OTHER STATE OF THE UNITED STATES, IN AND TO THE PREMISES AS AGAINST THE COLLECTION OF THE INDEBTEDNESS, OR ANY PART THEREOF. ALL WAIVERS BY GRANTOR IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY BY GRANTOR, AFTER GRANTOR HAS BEEN AFFORDED AN OPPORTUNITY TO BE INFORMED BY COUNSEL OF GRANTOR'S CHOICE AS TO POSSIBLE ALTERNATIVE RIGHTS. GRANTOR'S EXECUTION OF THIS DEED OF TRUST SHALL BE CONCLUSIVE EVIDENCE OF THE WAIVER AND THAT SUCH WAIVER HAS BEEN VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY MADE.

/s/ EDD (initial)

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust under seal and Grantor has delivered this Deed of Trust to Grantee, all the day and year first written above.

GRANTOR:

BLUE RIDGE REAL ESTATE COMPANY

By: /s/ Eldon D. Dietterick

Name: Eldon D. Dietterick

Title: Executive Vice President and Treasurer

(CORPORATE SEAL)

STATE OF PENNSYLVANIA )

) ss.

COUNTY OF CARBON

)

The foregoing instrument was acknowledged before me this 25th day of February, 2010, by Eldon D. Dietterick, the Executive Vice President and Treasurer of Blue Ridge Real Estate Company, a Pennsylvania corporation.

/s/ John E. Riley

(SEAL)

COMMONWEALTH OF PENNSYLVANIA

Notarial Seal

John E. Riley, Notary Public

Kidder Twp., Carbon County

My Commission Expires May 14, 2011

Member, Pennsylvania Association of Notaries